EXHIBIT 99.1

Cinedigm Announces Second Quarter Fiscal 2015 Financial Results

        Results show strong growth in Revenues and adjusted EBITDA compared to the prior year

LOS ANGELES (November 13, 2014) - Cinedigm Corp. (NASDAQ: CIDM) today announced financial results for the second quarter of fiscal 2015, which ended September 30, 2014.

●	Consolidated revenues increased 23% to $23.7 million from $19.2 million in the prior year quarter

●	Consolidated adjusted EBITDA increased 11% to $12.4 million from $11.2 million in the prior year quarter

●	Non-deployment revenues (entertainment and services) increased 77% to $11.9 million from $6.7 million in the prior year quarter

●	Non-deployment adjusted EBITDA increased 273% to $1.2 million from $(0.7) million in the prior year quarter

“We are pleased with this quarter’s results,” said Chris McGurk, Chairman and CEO. “The transition issues that negatively impacted our results last quarter are now behind us.  Although this quarter is seasonally slow, our operational focus resulted in a nice rebound in our non-deployment base business performance versus last quarter.  We also are very excited about the upcoming launch early next year of our OTT digital network CONtv, in partnership with Wizard World Comic Con, as well as the launch of the Dove Movie Channel, our faith and family OTT channel, later in 2015.”

Operational Highlights

●	Cinedigm Entertainment Group (CEG) revenues expanded by 142% due to the addition of GVE and additional organic growth

●	35 new distribution deals signed in 2014, rapidly filling the future content pipeline

●	Physical goods shipments and operations have returned to normal performance levels following our back-office transition that was completed last quarter

●
Cinedigm successfully managed one of its largest ever DVD releases, GOD’S NOT DEAD, with results exceeding sales expectations with over one million units shipped to retail and extremely high sell through to consumers

●
Cinedigm’s OTT digital network, CONtv, in partnership with Wizard World Comic Con, is on schedule to launch in early 2015 with over 1,500 hours of premium content, original series and Comic Con footage already secured for the program lineup

●
Cinedigm’s OTT digital network, The Dove Channel, is set to launch in spring 2015 via a partnership with The Dove Foundation and will be targeted to families seeking high quality, wholesome, family-friendly and faith-based content

Second Quarter Fiscal 2015 Detailed Results

Revenues increased $4.5 million or 23% to $23.7 million during the quarter. Significant growth in revenues in Content and Entertainment were partially offset by a decrease of 5% in Phase 1 and Phase 2 Deployment revenues for the quarter as studios have shifted some releases to later this fiscal year.

Revenues from the Services segment decreased slightly by $0.1 million, or 4%, for the quarter as a result of studio release shifts. A total of 8,915 installed Phase 2 Systems were generating service fees at September 30, 2014 as compared to 8,697 Phase 2 Systems at September 30, 2013. The Company also services an additional 3,724 screens in Phase I.

The Company reported Adjusted EBITDA (including its Phase 1 DC and Phase 2 DC subsidiaries) of $12.4 million for the quarter, an increase of 11% in comparison to $11.2 million for the year ago period and a $5.2 million, or 73% increase from the prior quarter. Adjusted EBITDA from non-deployment businesses (entertainment and services) was $1.2 million for the quarter, increasing $1.9 million or 273% from a loss of $0.7 million for the prior year period and a $6.1 million increase from the previous quarter.

The CEG business expanded by $5.3 million in revenues, or 142%, year over year, due to a combination of the inclusion of new business from the acquisition of GVE, which was not part of the prior year quarter's operating results, and growth from the addition of physical and digital distribution rights of home entertainment titles.

"We are pleased that our pivot from distributed deals to higher potential film output deals is now rapidly filling our sales pipeline," commented Adam Mizel, Chief Operating Officer. "These partnerships with content producers who create premium genre and cast driven titles that perform well in digital and physical ancillary markets and supply quality content to our OTT channels will greatly enhance our base business and improve our margins.”

“As I mentioned when I first joined the company, Cinedigm’s public status and business ambitions require an ever more sophisticated financial organization, backed by cohesive systems and financial reporting processes,” said Jeffrey Edell, Chief Financial Officer.   “Today, five months in, I’m pleased with the operational and financial progress we have made.  We are seeing definite promising signs, including a return to positive non-deployment adjusted EBITDA from last quarter.  Based on early indicators, we are cautiously optimistic that this rebound will continue into our fiscal 3rd quarter, as well.”

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, stock-based expenses and compensation, transition and acquisition costs, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of adjusted EBITDA to U.S. GAAP net income (loss). Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents adjusted EBITDA because it believes that adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with accounting principles generally accepted in the United States of America, or as a measure of liquidity.  In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company's calculation of adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

Conference Call

Cinedigm will host a conference call to discuss its financial results at 4:30 p.m. EST on November 13, 2014.  To participate in the conference call, please dial (877) 754-5303 or for international callers (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available beginning November 13, 2014 at 7:30 p.m. EST, through November 18, 2014 at 11:59 p.m. EST. To access the replay, dial (800) 585-8367 (U.S.) or (404) 537-3406 (International) and use passcode: 31022200.

About Cinedigm

Cinedigm is a leading independent content distributor in the United States, with direct relationships with over 60,000 physical retail storefronts and digital platforms, including Wal-Mart, Target, iTunes, Netflix, and Amazon, as well as the national Video on Demand platform on cable television.  The company’s library of over 52,000 films and TV episodes encompasses award-winning documentaries from Docurama Films®, next-gen Indies from Flatiron Film Company®, acclaimed independent films and festival picks through partnerships with the Sundance Institute and Tribeca Films and a wide range of content from brand name suppliers, including National Geographic, Discovery, Scholastic, WWE, NFL, Shout Factory, Hallmark, Jim Henson and more.

Additionally, given Cinedigm’s infrastructure, technology, content and distribution expertise, the company has rapidly become a leader in the quickly evolving over-the-top digital network business.  Cinedigm’s first channel, DOCURAMA, launched in May 2014, and is currently available on over 165 million consumer devices including Roku, Xbox and Samsung, with additional platforms currently being rolled out.  Earlier this year, Cinedigm also announced plans for a Comic Con branded channel, in partnership with WIZARD WORLD, for launch in Q4 2014.  The Company recently announced its third OTT channel via a partnership with The Dove Foundation. DOVE MOVIE CHANNEL will be a digital streaming subscription service targeted to families and kids seeking high quality and family friendly content approved by Dove.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-F]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For more information:
Jill Newhouse Calcaterra
Cinedigm
jcalcaterra@cinedigm.com
310/466-5135

CINEDIGM CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	September 30, 2014	March 31, 2014
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$29,746	$50,215
Accounts receivable, net	74,560	56,863
Inventory	3,185	3,164
Unbilled revenue	3,535	5,144
Prepaid and other current assets	18,635	8,698
Note receivable, current portion	103	112
Assets of discontinued operations, net of current liabilities	—	278
Total current assets	129,764	124,474
Restricted cash	6,751	6,751
Security deposits	346	269
Property and equipment, net	116,362	134,936
Intangible assets, net	34,295	37,639
Goodwill	32,701	25,494
Deferred costs, net	8,218	9,279
Accounts receivable, long-term	1,288	1,397
Note receivable, net of current portion	59	99
Assets of discontinued operations, net of current portion	—	5,660
Total assets	$329,784	$345,998

CINEDIGM CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(continued)

	September 30, 2014	March 31, 2014
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	(Unaudited)
Current liabilities
Accounts payable and accrued expenses	$98,012	$72,604
Current portion of notes payable, non-recourse	33,442	33,825
Current portion of notes payable	19,994	19,219
Current portion of capital leases	587	614
Current portion of deferred revenue	3,145	3,214
Total current liabilities	155,180	129,476
Notes payable, non-recourse, net of current portion	145,611	164,779
Notes payable, net of current portion	19,292	23,525
Capital leases, net of current portion	5,201	5,472
Deferred revenue, net of current portion	11,278	12,519
Total liabilities	336,562	335,771
Commitments and contingencies
Stockholders’ (Deficit) Equity
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at September 30, 2014 and March 31, 2014, respectively. Liquidation preference of $3,648	3,559	3,559
Class A common stock, $0.001 par value per share; 210,000,000 and 118,759,000 shares authorized; 76,839,407 and 76,571,972 shares issued and 76,787,967 and 76,520,532 shares outstanding at September 30, 2014 and March 31, 2014, respectively	77	76
Class B common stock, $0.001 par value per share; 1,241,000 shares authorized; 1,241,000 shares issued and 0 shares outstanding, at September 30, 2014 and March 31, 2014, respectively	—	—
Additional paid-in capital	276,696	275,519
Treasury stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(286,871)	(268,686)
Accumulated other comprehensive loss	(67)	(69)
Total stockholders’ (deficit) equity	(6,778)	10,227
Total liabilities and stockholders’ (deficit) equity	$329,784	$345,998

CINEDIGM CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2014	2013	2014	2013
Revenues	$23,721	$19,242	$46,578	$37,779
Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	3,311	4,753	11,815	8,532
Selling, general and administrative	8,304	4,104	16,013	10,308
Provision for doubtful accounts	78	132	172	194
Transition and acquisition expenses	817	—	1,763	—
Depreciation and amortization of property and equipment	9,391	9,212	18,767	18,457
Amortization of intangible assets	1,464	409	3,349	827
Total operating expenses	23,365	18,610	51,879	38,318
Income (loss) from operations	356	632	(5,301)	(539)
Interest expense, net	(4,993)	(4,532)	(10,028)	(9,456)
Loss on investment in non-consolidated entity	—	(560)	—	(1,812)
Other (expense) income, net	(39)	113	100	247
Change in fair value of interest rate derivatives	84	(71)	(175)	758
Loss from continuing operations	(4,592)	(4,418)	(15,404)	(10,802)
Income (loss) from discontinued operations	293	(749)	442	(1,353)
Loss on sale of discontinued operations	(3,045)	—	(3,045)	—
Net loss	(7,344)	(5,167)	(18,007)	(12,155)
Preferred stock dividends	(89)	(89)	(178)	(178)
Net loss attributable to common stockholders	$(7,433)	$(5,256)	$(18,185)	$(12,333)
Net loss per Class A and Class B common share attributable to common shareholders - basic and diluted:
Loss from continuing operations	$(0.06)	$(0.09)	$(0.20)	$(0.22)
Loss from discontinued operations	(0.04)	(0.01)	(0.03)	(0.02)
	$(0.10)	$(0.10)	$(0.23)	$(0.24)
Weighted average number of Class A and Class B common shares outstanding: basic and diluted	76,748,753	52,920,060	76,569,162	50,651,007

Adjusted EBITDA

Following is the reconciliation of the Company's consolidated Adjusted EBITDA to consolidated GAAP net loss from continuing operations:

	For the Three Months Ended September 30,
($ in thousands)	2014	2013
Net loss from continuing operations	$(4,592)	$(4,418)
Add Back:
Depreciation and amortization of property and equipment	9,391	9,212
Amortization of intangible assets	1,464	409
Interest expense, net	4,993	4,532
Loss on investment in non-consolidated entity	—	560
Other income, net	39	(113)
Change in fair value of interest rate derivatives	(84)	71
Stock-based compensation and expenses	407	499
Transaction and acquisition expenses	817	—
Allocated costs attributable to discontinued operations	—	468
Adjusted EBITDA	$12,435	$11,220

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(9,019)	$(9,018)
Amortization of intangible assets	(12)	(13)
Income from operations	(2,174)	(2,907)
Intersegment services fees earned	—	5
Adjusted EBITDA from non-deployment businesses	$1,230	$(713)

	For the Six Months Ended September 30,
($ in thousands)	2014	2013
Net loss from continuing operations	$(15,404)	$(10,802)
Add Back:
Depreciation and amortization of property and equipment	18,767	18,457
Amortization of intangible assets	3,349	827
Interest expense, net	10,028	9,456
Loss on investment in non-consolidated entity	—	1,812
Other income, net	(100)	(247)
Change in fair value of interest rate derivatives	175	(758)
Stock-based compensation and expenses	1,025	1,183
Transaction and acquisition expenses	1,763	—
Allocated costs attributable to discontinued operations	—	1,002
Adjusted EBITDA	$19,603	$20,930

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(18,037)	$(18,036)
Amortization of intangible assets	(23)	(26)
Income from operations	(5,204)	(5,245)
Intersegment services fees earned	—	11
Adjusted EBITDA from non-deployment businesses	$(3,661)	$(2,366)